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MARTON B. GROSSMAN                                              EXHIBIT 10.04(a)
President
                                                                November 4, 1997

Dynamic International, Ltd.
58 Second Ave.
Brooklyn, NY 11215

           RE: WAREHOUSE AND SERVICE AGREEMENT DATED SEPTEMBER 1, 1996

Gentlemen:

Both parties understand that letter-of-credit orders are almost exclusively shipped from the manufacturer and are not shipped from any Achim location. This holds true for sales to overseas customers as well.

Page 3 of the Agreement: 3. General Services Fee - Should be amended as follows:

            (i) the percentages of Dynamic "invoices sales" in each year to customers and accounts located within the United States, not originating at the Achim warehouse and with respect to which payment is to be made by letter of credit, as set forth below:

            (ii) 1.5% of Dynamic's invoiced sales in each year to customers and accounts located within the United States, not originating at the Achim warehouse and with respect to which payment is to be made by letter of credit; plus

            (iii) 1.0% of Dynamic's invoiced sales in each year to customers and accounts located outside the United States and not originating at the Achim warehouse (irrespective of manner of payments).

Page 4 of the Agreement:  5: Warehouse Fee. In consideration for the Warehouse
                          Services, Dynamic shall pay to Achim, only for sales originating at the Achim warehouse, a monthly fee (the "Warehouse Services Fee") equal to three percent (3%) of Dynamic's invoiced sales.

Please indicate your consent to the foregoing by countersigning a copy of this letter and returning it to the undersigned.

                                          Very truly yours,


                                          By:_________________________________

AGREED AND ACCEPTED

DYNAMIC INTERNATIONAL, LTD.


BY:__________________________________


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